GL Investment Advisory Services, LLC

GL Capital Partners, LLC

Code of Ethics Certification

I hereby certify that I have read and understood the Code of Ethics, that I recognize that I am subject to the

Code,  that  I  have  complied  with  all  requirements  of  the  Code  of  Ethics,  including  promptly  reporting  any suspected wrongdoing and reporting all transactions and accounts required to be reported under the Code of

Ethics.

I  agree  to  cooperate  fully  with  any  investigation  by or  on  behalf  of  the  Chief  Compliance  Officer  (“CCO”)

to  determine  my  compliance  with  the  provisions  of  the  Code.   I  recognize  that  any  failure  to  comply  in  all

aspects with the Code may result in disciplinary action, including dismissal.

I further understand that I must submit this certification to the CCO by January 31 of each calendar year.

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Date

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Signature

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Printed Name

GL Investment Advisory Services, LLC

GL Capital Partners, LLC

Code of Ethics

Effective: June 7, 2012

Section 1: Background

Throughout the Code of Ethics GL Investment Advisory Services, LLC and GL Capital Partners, LLC shall

be   referenced   jointly   as   “Graduate   Leverage.”     Except   as   otherwise   noted   in   this   Code   of   Ethics,

Supervised  Persons1  of  Graduate  Leverage  must  comply  with  Graduate  Leverage’s  Code  of  Ethics,  which provides  a  standard  of  business  conduct  and  also  imposes  reporting  requirements  and  restrictions  on  the purchase or sale of securities for Supervised  Persons determined  to be Access  Persons2  with  regard  to their

own  accounts  and  the  accounts  of  certain  affiliated  persons.   The  Code  of  Ethics  is  a  dynamic  document

that  is  subject  to  periodic  review  by  the  CCO  to  examine  the  impact  to  the  Code  of  Ethics  of  changes  in

Graduate Leverage’s business activities, Supervised Persons, and emerging risks.

The  Code  of  Ethics  has  also  been  adopted  in  compliance  with  the  requirements  of  Rule  204A-1  under  the

Investment Advisers Act of 1940, as amended to ensure compliance with Federal Securities Laws.

Terms that are capitalized in this Code of Ethics are defined in Section 15 below.

Section 2: Fiduciary Standards

This  Code  of  Ethics  is  based  on  the  overriding  principle  that  Graduate  Leverage  is  a  fiduciary  to  Clients and  must  act  in  the  best  interests  of  the  Clients  at  all  times.  The  confidence  and  trust  placed  in  Graduate

Leverage  by  our  Clients  is  something  we  value  and  endeavor  to  protect.  Accordingly,  Graduate  Leverage has  adopted  this  Code  and  implemented  policies  and  procedures  to  prevent  fraudulent,  deceptive  and manipulative  practices  and  to  ensure  compliance  with  the  Federal  Securities  Laws  and  the  fiduciary  duties owed to our Clients.

All  Graduate  Leverage  Supervised  Persons  must  conduct  themselves  at  all  times  in  accordance  with

Federal Securities Laws and the following mandates:

a)    Clients’ interests take priority.  In the course of performing their duties and responsibilities

Graduate Leverage Supervised Persons must at all times place the interests of Clients ahead of their own personal interests.

1  The  term  “supervised  person”  means  “any  partner,  officer,  director  (or  other  person  occupying  similar  status  or performing  similar  functions),  or  employees  of  an  investment  Adviser,  or  other  person  who  provides  investment advice  on  behalf  of  the  investment  Adviser  and  is  subject  to  the  supervision  and  control  of  the  investment

Adviser”.  §202(a)(25).    See  also,  Corrine  E.  Wood  (pub.  avail.  Apr.  17,  1986)  (interpreting  the  term  “person associated  with  an  investment  Adviser”  to  include  “those  independent  contractors  whose  activities  are  controlled by the [Adviser].”)

2  An  “access  person”  is  any  supervised  person  who  has  access  to  nonpublic  information  regarding  any  Client’s purchase  or  sale  of  securities  or  who  is  involved  in  making  securities  recommendations  to  Clients  or  who  has

access  to  such  recommendations  that  are  nonpublic.    Although  the  rule  presumes  that  directors,  officers  and partners  are  access  persons  and  certain  job  functions  dictate  that  those  holding  such  a  position  be  access  persons

(e.g.,  portfolio  managers)  whether  any  other  employee  or  independent  contractor  meets  the  definition  of  access

person  will  depend  upon  the  facts  and  circumstances.   The  Advisor’s  CCO  will  make  a  determination  of  whether each  supervised  person  is  an  “access  person”  and  will  maintain  a  list  of  those  persons,  as  required  by  Rule  204-

2(a)(13)(ii).

b)    Conflicts of interest or the appearance of conflicts of interest must be avoided. Graduate Leverage

Supervised Persons must not take advantage of the trust that Clients have placed in them.  All

Supervised Persons must avoid any situation that might present a conflict or the perception of a conflict.  All Supervised Persons must avoid situations that might be perceived as an impropriety or a compromise to the Graduate Leverage Supervised Person’s fulfillment of his/her duties and responsibilities.

Graduate Leverage Supervised Persons also must not:

a)    Employ any device, scheme or artifice to defraud a Client;

b)    Make to a Client any untrue statements of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)    Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

d)    Engage in any manipulative practice with respect to a Client;

e)    Use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

f)     Conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

These  general  standards  are  meant  as  overriding  guidelines  to  be  adhered  to  in  all  current  and  emerging situations and are not limited to the detailed behavior specifically discussed in the Code.

Who Is an “Access Person”?

As  a  matter  of  policy,  Graduate  Leverage  designates  ALL  employees  of  the  company  as  access  persons with respect to its compliance with Rule 204A-1.

Section 3: Duty of Confidentiality

Graduate  Leverage  Supervised  Persons  must  keep  confidential  at  all  times  any  nonpublic  information  they

may  obtain  as  a  result  of  their  duties  and  responsibilities  at  Graduate  Leverage.   This  includes,  but  is  not

limited   to,   information   concerning   Clients   or   prospective   Clients,   including   their   identities,   their

investments and their account activity.

No confidential or nonpublic information is to be released without consulting the Chief Compliance Officer

(“CCO”)  in  advance.  Graduate  Leverage  Supervised  Persons  should  be  diligent  in  not  only  ensuring  that information is not released, but also protecting it from unlawful or inappropriate third party access.

Section 4: Reporting and Investigating Concerns of Suspected Wrongdoing

Graduate Leverage requires all Supervised Persons to promptly disclose concerns of suspected wrongdoing and  violations  of  this  Code.  Wrongdoing  includes  but  is  not  limited  to:  violation  of  the  Federal  Securities

Laws, misuse of corporate assets, and misuse of nonpublic information. Reports should be made directly to the CCO or delegate.

Section 5: Gifts and Entertainment

Graduate  Leverage  will  take  reasonable  steps  to  ensure  that  neither  it  nor  its  Supervised  Persons  offer  or give, or solicit or accept, in the course of business, any inducements which may lead to conflicts of interest.

Due  to  the  various  relationships  the  firm  may  have  with  its  Clients  and  other  entities,  Supervised  Persons generally  may  not  solicit  gifts  or  gratuities  nor  give  inducements,  except  in  accordance  with  these  policies

and procedures.   The term “inducements” means gifts, entertainment and similar benefits which are offered

to  or  given  by  Supervised  Persons.   Gifts  of  an  extraordinary  or  extravagant  nature  to  a  Supervised  Person are  to  be  declined  or  returned  in  order  not  to  compromise  the  reputation  of  the  Supervised  Person  or  the

firm.   Gifts  of  nominal  value  (generally,  $100  or  less)  or  those  that  are  customary  in  the  industry  such  as meals or entertainment may be appropriate.  A relaxation of, or exemption from, these procedures may only be granted by the CCO.

The  CCO  shall  maintain  a  log  of  all  gifts  received  or  given  in  the  course  of  business,  except  for  any  de minimis gifts (under $25).

Section 6: Outside Employment

Any  employment  or  other  outside  activity  by  a  Supervised  Person  may  result  in  possible  conflicts  of interests  for  the  individual  or  for  the  firm  and  therefore  should  be  reviewed  and  approved  by  the  CCO.

Other outside activities, which must be reviewed and approved, include the following:

(1)

being employed or compensated by any other entity;

(2)

engaging in any other business including part-time, evening or weekend employment;

(3)

serving as an officer, director, partner, etc., in any other entity;

(4)

ownership interest in any non-publicly traded company or other private investments; or,

(5)

any public speaking or writing activities.

Written   approval   for   any   of   the   above   activities   is   to   be   obtained   by   a     Supervised   Person  before

undertaking  any  such  activity  so  that  a  determination  may  be  made  that  the  activities  do  not  interfere  with any  of  the  individual’s  responsibilities  at  the  firm  and  any  conflicts  of  interests  in  such  activities  may  be

addressed.   An  individual  seeking  approval  shall  provide  the  following  information  to  the  CCO:  (1)  the name and address of the outside business organization; (2) a description of the business of the organization;

(3)  compensation,  if  any,  to  be  received;  (4)  a  description  of  the  activities  to  be  performed;  and  (5)  the amount of time per month that will be spent on the outside activity.

Records   of   requests   for   approval   along   with   the   reasons   such   requests   were   granted   or   denied   are

maintained by the CCO.

Section 7: Insider Trading

Graduate  Leverage  forbids  any  officer,  director,  trustee,  or  other  Access  Person  from  trading,  either personally  or  on  behalf  of  others,  on  material  nonpublic  information  or  communicating  material  nonpublic

information  (“MNPI”)  to  others  in  violation  of  law.    This  conduct  is  frequently  referred  to  as  “insider

trading.” Graduate Leverage’s policy applies to every officer, director, trustee and other Access Person and

extends  to  activities  within  and  outside  their  duties  at  Graduate  Leverage.   Every  officer,  director,  trustee,

and  Access  Person  must  read  and  retain  this  statement.  Any  questions  regarding  this  policy  should  be referred to the CCO.

Definitions:

Insider Trading - is the use of material nonpublic information to trade in securities or to communications of material nonpublic information to others.

Material  Information  -  is  information  for  which  there  is  a  substantial  likelihood  that  a  reasonable  investor would  consider  it  important  in  making  his  or  her  investment  decisions,  or  information  that  is  reasonably certain to have a substantial effect on the price of a company’s securities.

Nonpublic Information - is information that has not been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public.

Penalties:

Penalties  for  trading  on  or  communicating  MNPI  can  be  severe,  both  for  individuals  involved  in  such

unlawful  conduct  and  their  employers.   A  person  can  be  subject  to  some  or  all  of  the  penalties  below  even if he or she does not personally benefit from the violation. Penalties include:

•

civil injunctions;

•

treble damages;

•

disgorgement of profits;

•

jail  sentences  and  fines  for  the  person  who  committed  the  violation  of  up  to  three  times  the  profit gained or loss avoided, whether or not the person actually benefited; and

•

fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In  addition,  any  violation  of  this  policy  statement  can  be  expected  to  result  in  serious  sanctions,  including dismissal of the persons involved.

Section 8: Personal Securities Transactions

Graduate Leverage seeks to ensure that personal trading activities of its Access Persons do not conflict with

the  interests  of  Graduate  Leverage  Clients.    Consequently,  Graduate  Leverage  has  adopted  policies  and procedures  designed  to  ensure  that  such  trading  complies  with  Graduate  Leverage’s  legal  and  fiduciary obligations, transactions are properly recorded in Graduate Leverage’s books and records and are subject to the review and oversight by the CCO.

This   Personal  Securities   Transactions   Policy   applies   to   all   Access   Persons   and   covers   any   personal

accounts held by those individuals, their immediate family, any other adult members of their household and

any  trust  of  which  they  are  trustee  or  beneficiary.   Such  accounts  are  required  to  be  operated  consistently with Graduate Leverage’s fiduciary duty.

To guard against any potential conflicts of interest with our Clients, Graduate Leverage Access Persons are required  to  disclose  any  securities  accounts  to  Graduate  Leverage  and  to  either  provide  or  arrange  for  their brokerage firm to provide duplicate account statements and confirms necessary to allow Graduate Leverage to keep the records required by the Advisers Act and rules there under.

The  CCO  will  maintain  personal  trading  records  and  transactions  in  keeping  with  the  firm’s  fiduciary  and recordkeeping responsibilities.

Graduate Leverage must maintain a record of all transactions in Reportable Securities in which an Access

Person has a “direct or indirect beneficial interest.”

What Is a “Direct or Indirect Beneficial Interest”?

A  Direct  or  Indirect  Beneficial  Interest  is  any  direct  ownership  or  an  indirect  pecuniary  interest  through any  contract,  arrangement,  understanding,  relationship  or  otherwise,  including  immediate  family  members

(person   who   is   supported   directly   or   indirectly   to   a   material   extent   by   such   person),   partners   in   a

partnership  or  beneficiaries  of  a  trust.  The  term  pecuniary  interest  means  the  opportunity,  directly  or indirectly, to profit or share in any profit derived from a transaction in the Reportable Securities.

What Are “Reportable Securities”?

Reportable  Securities  are  all  securities  as  defined  in  Section  202(a)(18)  of  the  Act,   including  listed  and

unlisted  securities,  private  transactions  (which  include  private  placements,  non-public  stock  or  warrants),

EXCEPT:

•

Direct obligations of the United States Government;

•

Bankers’  acceptances,  bank  certificates  of  deposit,  commercial  paper  and  high  quality  short-term debt instruments including repurchase agreements;

•

Shares issued by money market funds;

•

Open  end  mutual  funds  (excluding  any  mutual  funds  that  are  advised  by  Graduate  Leverage)  and exchange  traded  funds  (“ETFs”)  other  than  “Reportable  Funds”  closed  end  funds  (e.g.,  unit investment trusts (“UIT’s”) – including closed end ETFs organized as UITs);

•

Transactions in units of UITs that are invested solely in the shares of unaffiliated open end mutual funds (e.g., variable product sub-accounts).

Graduate Leverage Funds Reporting Requirement

Open  end  mutual  funds  are  excluded  from  the  definition  of  “Reportable  Securities.”    Due  the  potential

conflict,  real  or  perceived,  any  mutual  funds  advised  by  Graduate  Leverage  are  considered  “Reportable

Securities,”  and  therefore  follow  the  same  reporting  requirements  as  other  securities  held  in  outside brokerage accounts.

Section 9: Required Reports/Certifications

Holdings  Reports:    Holdings  reports  must  include:  (1)  the  title  and  type  of  security,  and  (as  applicable)

exchange  ticker  symbol  or  CUSIP  number,  number  of  shares  and  principal  amount  of  each  reportable security  in  which  the  Access  Person  has  any  direct  or  indirect  beneficial  ownership;  (2)  the  name  of  any broker,  dealer  or  bank  with  which the  Access  Person  maintains  an  account  in  which  any  securities  are  held

for  the  Access  Person’s  direct  or  indirect  benefit;  and  (3)  the  date  the  report  is  submitted.   Initial  holdings

reports are required to be submitted no later than 10 days after an individual becomes an Access Person and must be current as of a date no more than 45 days prior to the date the individual became an Access Person.

Annual  holdings  reports  must  be  submitted  by  all  Access  Persons  once  every  twelve  months  on  a  date selected by the Advisor and must be current as of a date no more than 45 days prior to submission.

Transaction  Reports:  Transaction  reports,  covering  all  transactions  in  reportable  securities  during  the

prior  quarter,  must  be  submitted  no  later  than  30  days  after  the  end  of  each  calendar  quarter.   Transaction

reports  must  contain  the  following  information  about  each  transaction  in  any  reportable  security  in  which the Access Person had, or by reason of the transaction acquired, any direct or indirect beneficial ownership:

(1)  the  date  of  the  transaction,  the  title  and  (as  applicable)  the  exchange  ticker  symbol  or  CUSIP  number,

interest   rate   and   maturity   date,   number   of   shares,   and   principal   amount   of   each   reportable   security

involved;  (2)  the  nature  of  the  transaction;  (3)  the  price  of  the  security  at  which  the  transaction  was effected; (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

(5) the date of the report.

Exceptions from Reporting Requirements:  Reports are not required: (1) with respect to securities held in accounts  over  which  the  Access  Person  had  no  direct  influence  or  control;  (2)  with  respect  to  transactions effected  pursuant  to  an  automatic  investment  plan;  or  (3)  which  would  duplicate  information  contained  in broker  trade  confirmations  or  account  statements  provided  the  Advisor  receives  such  confirmations  or statements  within  30  days  after  the  end  of  the  applicable  calendar  quarter  and  holds  them  in  its  books  and records.

Review of Reports:

Upon  receipt  of  each  Holding  Report  or  Transaction  Report,  the  CCO  will  review  it  to  determine  whether or  not  there  are  any  questions  about  the  contents,  including  the  securities  referenced,  size,  timing  or  other aspects of the holding or transaction that require further inquiry.

•

In  particular,  Access  Person  reports  will  be  reviewed  for  unauthorized  trading  relating  (but  not limited) to the following issues: Securities currently on the firm’s Restricted List;

•

Securities currently on the firm’s Watch List;

•

Initial public offerings;

•

Private placements;

•

Any securities that may be potentially affected by inside information that the firm or access person may possess;

•

Market timing (if prohibited);

•

Front running;

•

Participating in bunched trades to the disadvantage of clients;

•

Trading activity in contravention to advice given to clients.

Reports  requiring  no  further  inquiry  are  initialed  and  filed.  Those  requiring  further  inquiry  will  be  the subject  of  “follow  up”  with  the  individual(s)  involved  and  appropriate  further  action  will  be  taken,  if necessary, as described below.

Personal  Securities  Holdings  and  Transaction  Reports  will  be  reviewed  by  the  CCO  within  a  time  period

specified  by  the  CCO.   If  a  problem  or  concern  is  detected,  the  CCO  will  immediately  take  appropriate

action  on  any  items  that  may  conflict  or  potentially  cause  a  conflict  with  the  Code.   Documentation  of  any

actions  taken,  including  any  resolution  or  remediation,  will  be  created  and  maintained  as  required  by  the

Rule  under  the  direction  of  the  CCO.    All  reports  will  be  initialed  by  the  CCO  after  their  review  is complete.

Pre-Approvals:

Graduate  Leverage  requires  that  each  Access  Person  obtain  pre-approval  in  writing  from  the  CCO  before he or she  acquires direct  or  indirect beneficial  ownership of any security in an initial public offering or in a limited offering.

Annual Code of Ethics Certification:  All Graduate Leverage Supervised Persons must certify annually to the  CCO  that  they  have  read  and  understand  the  Code  of  Ethics,  that  they  have  complied  with  ALL requirements  of  the  Code  of  Ethics  and  that  they  have  recorded  all  transactions  required  to  be  reported

under  the  Code  of  Ethics.   The  CCO  will  deliver  a  copy  of  the  Code  of  Ethics  to  all  Graduate  Leverage

Supervised Persons annually as well as any amendments to the Code of Ethics.

Section 10: Sanctions

In the event of a violation of the Code of Ethics, the Graduate Leverage CCO will impose such sanctions as

deemed  necessary  and  appropriate.   Sanctions  range  from  a  letter  of  censure,  forfeiture  of  proceeds,  fine  at the discretion of management, suspension of employment without pay, referral to the appropriate regulatory agency or permanent termination of employment.

Section 11: Review of Compliance Reports on the Code of Ethics

The  Graduate  Leverage  CCO  will  include  in  the  annual  compliance  report  all  issues  including,  but  is  not limited to, the following:

•

A description of issues that have arisen under the Code of Ethics since the last reporting period including such items as any violations of the Code, sanctions imposed in response to the violations, changes in the Code and any recommended changes; and

•

A certification that Graduate Leverage has adopted such procedures as are reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Section 12: Record Retention

Graduate  Leverage  will  maintain  all  records  required  by  Rule  204-2  of  the  Investment  Advisers  Act  of

1940 including copies of the Code of Ethics, records of violations and sanctions, if applicable, holdings and

transactions  reports,  copies  of  Graduate  Leverage    Supervised  Persons  certifications,  list  of  all  Access

Persons within the last 5 years, and copies of the annual reports.

Section 13: Exceptions to the Code of Ethics

The  CCO  may  grant  exceptions  to  certain  substantive  restrictions  in  appropriate  circumstances  (e.g.,

personal hardship) and will maintain records to justify such exceptions.